SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934 (Amendment No.   )

          Filed by the Registrant[X]
          Filed by a Party other than the Registrant[ ]

          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ]  Confidential, for Use of the Commission Only (as permitted
               by   Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to   240.14a-11(c) or
                 240.14a-12

                                 Rand Capital Corporation
                    ______________________________________________
                   (Name of Registrant as Specified In Its Charter)

          Payment of Filing Fee (Check the appropriate box):

          [ ]  $125 per Exchange  Act  Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a- 6(i)(2) or Item 22(a)(2) of Schedule 14A.

          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

          [ ]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                       RAND CAPITAL CORPORATION PROXY STATEMENT

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

               The 1997 Annual Meeting of Shareholders of Rand Capital Corporation (the "Company") will be held on April 17, 1997, at 10:00 am in Room 1734, Rand Building, 14 Lafayette Square, Buffalo, New York, for the following purposes:

          1. To elect eight directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified;
          2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized common shares from 7,000,000 to 10,000,000;
          3. To ratify the selection of Deloitte & Touche LLP as independent auditors for the 1997 fiscal year for the Company; and
          4. To consider and act upon such other business as may properly come before the meeting.

               Shareholders of record at the close of business on March 13, 1997 are entitled to notice of and to vote at the meeting, and at any adjournment thereof.

          Buffalo, New York   By Order of the Board of Directors,
          March 20, 1997      Reginald B. Newman II
                              Chairman

          GENERAL INFORMATION

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rand Capital Corporation (the "Company"), for the Annual Meeting of Shareholders to be held on April 17, 1997. Only shareholders of record at the close of business on March 13, 1997 are entitled to notice of and to vote at the meeting, and at any adjournment thereof. On that date the Company had outstanding 5,708,034 Common Shares, par value $.10 per share ("shares").

          Each share entitles the holder to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If the enclosed form of proxy is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder who executed and delivers the accompanying form of proxy has the right to revoke it at any time before it is voted. A shareholder may revoke a proxy by executing a subsequently dated proxy or a notice of revocation, provided such subsequent proxy or notice is delivered to the Company prior to the taking of a vote, or by voting in person at the meeting. Proxies submitted with abstentions and broker non-votes will be counted in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the votes cast on proposals submitted to shareholders.

          This Proxy Statement and accompanying form of proxy are being mailed to shareholders on or about March 20, 1997. A copy of the Company's 1996 Annual Report, which contains financial statements, accompanies this Proxy Statement.

          The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers and regular employees of the Company, who will receive no additional compensation therefor.

          The Company's office is located at 2200 Rand Building, Buffalo, New York 14203; telephone number 716-853-0802.


          BENEFICIAL OWNERSHIP OF SHARES

          Unless otherwise indicated, the following table sets forth beneficial ownership of the Company's shares on March 13, 1997, by (a) persons known to the Company to be beneficial owners of more than 5% of the outstanding shares, (b) directors and nominees for director of the Company and (c) all directors and officers of the Company as a group. Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.

                                 Amount and Nature of
   Beneficial Owner              Beneficial Ownership (1) Percent of Class
   ---------------------         ------------------------ ----------------
   (a)  More than 5% Owners:
        Reginald B. Newman II    500,000                   8.8
        700 Grand Island Blvd.,
        Tonawanda, NY

        Willis S. McLeese        400,000                   7.0
        45 St.Clair Ave W.
        Toronto, Canada

   (b)  Directors and Nominees
        for Director:

        Thomas R. Beecher, Jr.    29,835  (2)              *
        Allen F. Grum             46,103                   *
        Luiz F. Kahl             100,000                   1.8
        Ross B. Kenzie           100,000                   1.8
        Willis S. McLeese        400,000  (3)              7.0
        Reginald B. Newman II    500,000                   8.8
        Jayne K. Rand            215,734                   3.8
        Donald A. Ross            23,125                   *
        Frederick W. Winter        1,745                   *

   (c)  All Directors and Officers as a group:

        Eleven persons         1,425,542 (4)              25.0
        *Less than 1%

          (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.

          (2) 9,835 shares are owned by Beecher Securities Corporation, a venture capital company owned by Mr. Beecher and members of his family, of which Mr. Beecher has voting control.

          (3) Such shares are owned by Colmac Holdings, Ltd., a corporation of which Mr. McLeese is the Chairman and principal owner.

          (4) Except as indicated above, members of the group have sole voting and investment power over these shares.

          1.   ELECTION OF DIRECTORS

          Eight directors are to be elected at the meeting, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified. Unless marked to the contrary, the proxies received will be voted FOR the election of the eight nominees named below.

          Six of the nominees, Thomas R. Beecher, Jr., Allen F. Grum, Willis S. McLeese, Reginald B. Newman II, Jayne K. Rand and Frederick W. Winter, are presently members of the Board of Directors, who were elected at the Company's last annual meeting of shareholders. Ross B. Kenzie and Luiz F. Kahl were nominated and elected by the Board of Directors in 1996 and 1997, respectively. Each of the nominees has consented to serve as director, if elected. If at the time of the meeting any nominee should be unable to serve, it is the intention of the persons designated as proxies to vote, in their discretion, for such other persons as may be designated as a nominee by the Board of Directors.

          INFORMATION REGARDING THE NOMINEES

               Thomas R. Beecher, Jr., 61, became a director of the Company in 1969 and had been Chairman of the Board from August 1991 to April 1996. Mr. Beecher has been a self-employed attorney and business consultant in Buffalo, New York since 1976. He has been President and a director of Beecher Securities Corporation, a family owned venture capital company, since 1979. Mr. Beecher is also a director of Albany International Corporation, a manufacturer of paper machine clothing.

               *Allen F. Grum, 39, became a director of the Company in 1996. He has served as the President and Chief Executive Officer of the Company since January 1996. Prior to becoming President, Mr. Grum served as Senior Vice President of the Company commencing in June 1995. From 1994 to June 1995, he was Executive Vice President of Hamilton Financing Corporation, mortgage brokers, and from 1991-1994 he served as Senior Vice President of Marine Midland Mortgage Corporation.

               Luiz F. Kahl, 60, became a director in January 1997. He has been President of the Vector Group, LLC, Amherst, NY, a private investment company since February 1996. Prior thereto, he was the President of The Carborundum Company, and Chief Executive Officer of BP Advanced Materials, Niagara Falls, NY, subsidiaries of British Petroleum plc, manufacturers of high technology ceramic materials since 1984. Mr. Kahl has served on the Board of Directors of National Fuel Gas, a utility company, since 1992.

               Ross B. Kenzie, 65, became a director in 1996. Mr. Kenzie has been retired since 1990. Prior thereto, he was the Chairman of the Board and Chief Executive Officer of Goldome Bank, Buffalo, NY, a savings bank, since 1980. Mr. Kenzie has served on the Board of Directors of Merchants Insurance, an insurance company, since 1985.

               *Willis S. McLeese, 83, became a director in 1986. Since 1976, Mr. McLeese has been the Chairman of Colmac Holdings Limited, Toronto, Ontario, Canada, which develops, owns and operates cogeneration and alternative energy electric power generating plants.

               *Reginald B. Newman II, 59, became a director in 1987 and has been Chairman of the Board since 1996. Mr. Newman has been President of NOCO Energy Corporation, Tonawanda, NY, a petroleum distributor, since 1960.

               Jayne K. Rand, 36, became a director in 1989. Since 1993, Ms. Rand has been a Vice President of M & T Bank. From 1989 to 1993, Ms. Rand was an Assistant Vice President of Marine Midland Bank, N.A.

               Frederick W. Winter, 52, became a director in 1996. He has been Dean of the School of Management, University of New York at Buffalo since 1994. From 1986-1993, Mr. Winter was Head of the Department of Business Administration at the University of Illinois. Mr. Winter has served on the Board of Directors of Bell Sports, Inc., a bicycle and sporting goods manufacturer, since 1991, and of Alkon Corporation, a manufacturer of pneumatic parts and fittings, since 1992.

          * Designates Directors and nominees for Director who are "interested persons" within the meaning of Section 2(a) (19) of the Investment Company Act of 1940, as amended (the "1940 Act"). Mr. Newman and Mr. McLeese are included in this category as a result of their percentage ownership of shares.

          COMMITTEES AND MEETING DATA

               The following Committees of the Board of Directors have the members indicated below:

          Audit Committee     Compensation        Governance
                              Committee           Committee
          ---------------     ------------        ------------
          *Willis S. McLeese  Ross B. Kenzie      Thomas R. Beecher, Jr.
          Donald A. Ross      *Willis S. McLeese  Ross B. Kenzie
          Frederick W. Winter Jayne K. Rand       Jayne K. Rand

          * Designates "interested persons" as noted above.

          The Audit Committee considers and recommends to the Board of Directors the selection of the Company's auditors and the range of their services. It reviews with the auditors the plan and results of the annual audit, the adequacy of the Company's system of internal accounting controls and the costs of the auditor's services.

          The Compensation Committee is responsible for setting the compensation of the senior executive officers, reviewing the criteria that form the basis for management's recommendations for officer and employee compensation and reviewing management's recommendations in this regard.

          The Governance Committee (previously titled Nominating Committee) is responsible for recommending committee memberships, ensuring the annual performance evaluation of the President is completed, and considering and recommending nominees for the Board of Directors. The Committee will consider a nominee for election to the Board recommended by a shareholder if the shareholder submits to the Committee a written proposal which includes the qualifications of the proposed nominee and the consent of the proposed nominee to serve if elected.

          In 1996 the full board met on five occasions. The Audit and Compensation Committees each met three times, and the Nominating Committee met once. In 1996 each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Committees of the Board of which he or she is a member, except Mr. Ross, who attended 50% of such meetings.


          EXECUTIVE OFFICERS

          In addition to Mr. Grum, the executive officers of the company include:

          Nora B. Sullivan, 39, has served as Executive Vice President of the Company since September 1995. From February 1995 to July 1995, Ms. Sullivan served as senior associate at Barakat & Chamberlain, a financial consulting firm. From 1993 to 1994 Ms. Sullivan attended Columbia Business School where she received an MBA in Finance/International Business. Prior thereto, from 1991 to 1992 Ms. Sullivan served as General Counsel to Integrated Waste Services, Inc., a hazardous waste management company.

          Robin K. Penberthy, 33, has served as Secretary and Chief Financial Officer of the Company since January 1996. During 1995, Mrs. Penberthy served as a Scholastic Aptitude Test (SAT) Instructor for The Princeton Review in Snyder, NY. Prior thereto, she was employed by Marine Midland Mortgage Corporation as Administrative Vice President - Investor Relations Manager from 1993-1994 and held various officer positions at that company from 1990-1993.

          COMPENSATION

          The following table sets forth information with respect to the compensation paid or accrued by the Company in the 1996 fiscal year to each director, and to each executive officer of the Company with aggregate compensation from the Company in excess of $60,000. The Company is not part of a fund complex.

                                           Pension or
                                           Retirement Benefits Estimated
                            Aggregate      Accrued as Part of  Annual Benefits
   Name & Position          Compensation   Company Expenses    on Retirement
   ---------------          ------------   ------------------- ---------------
   Allen F. Grum            102,405        2,750(1)            3,701(2)
   President, Director

   Thomas R. Beecher, Jr.     3,750             0                   0
   Director

   Ross B. Kenzie             4,250             0                   0
   Director

   Willis S. McLeese          4,750             0                   0
   Director

   Reginald B. Newman II      6,250             0                   0
   Director

   Jayne K. Rand              6,250             0                   0
   Director

   Donald A. Ross             3,750(3)          0                   0(3)
   Director, Consultant

   Frederick W. Winter        4,500             0                   0
   Director

   Nora B. Sullivan          87,042           2,550(1)              0
   Executive Vice President

          (1) Included within the indicated compensation is payment of Company contributions to the Company's 401(k) Profit Sharing Plan. To date an aggregate of $5,300 has been deferred for payment to Mr. Grum and Ms. Sullivan. Under such plan, participants may elect to contribute up to 20% of their compensation on a pretax basis by salary reduction. For eligible employees, the Company makes a discretionary flat contribution of 1% of compensation and matches an eligible contribution of up to a maximum of five percent (5%). In addition, the Company may contribute an annual discretionary amount as determined by the Board of Directors. In 1996, the Company did not make a discretionary contribution to the 401(k) Plan.

          (2) Includes pension benefit payable pursuant to the Company's Defined Benefit Pension Retirement Plan, described below. Amounts indicated do not include any benefits payable pursuant to the Company's 401(k) Profit Sharing Plan.

          (3)  See "Consulting and Deferred Compensation Agreements" below.


          Consulting and Deferred Compensation Agreements
          Effective December 31, 1995, the Company and Donald A. Ross terminated his employment agreement and entered into a Consulting Agreement and a Deferred Compensation Agreement. Under the terms of the Consulting Agreement, Mr. Ross was paid $10,000 in 1996 for providing part-time consulting services, assistance in maintaining continuity in business relations during the transition to new management, and such other services related to the Company's business operations as the Company may reasonably request. Such amounts included any amounts payable for service as a director and on any committee of the Board of Directors. In addition, Mr. Ross receives: medical insurance coverage for the duration of his life and that of his wife for himself, his wife and his dependents, and during the period of his consulting agreement, the use of a car and up to $1,500 in annual maintenance fees therefor, and $2,400 annual membership dues at a business club and reimbursement of business entertainment expenses of up to $2,000 per year at the club. The Consulting Agreement ran for the period of 12 months and was subject to annual review by the Company. This Agreement was not renewed for 1997. Under the Deferred Compensation Agreement, Mr. Ross, or his heirs, received deferred payment for services previously rendered in the amount of $60,000 for 1996, and will receive $31,000 for each year thereafter until Mr. Ross reaches age 70.

          DEFINED BENEFIT PENSION RETIREMENT PLAN

          Since 1988, the Company had maintained a Defined Benefit Pension Retirement Plan (the "Defined Benefit Plan") for all full-time employees meeting minimum age and service requirements. At the later of age 65 or the fifth year of participation, participants are entitled to accrued monthly pension benefits computed under a final average pay formula equal to 75% of average monthly compensation, up to a maximum of $50,000 per year, reduced proportionately for each year of service less than ten. The non-forfeitable right of an employee to pension benefits accrues after a three year period of employment. Benefits are not reduced by Social Security payments or by payments from other sources. The Defined Benefit Plan is funded through Company contributions and benefits are payable under one of several payment options including lifetime annuity and lump sum settlement. With regard to persons named in the compensation table above, Mr. Grum's benefits are not fully vested. This plan was terminated in September 1996.

          DIRECTOR COMPENSATION

          During 1996, under the Company's standard compensation arrangements with directors, each non-employee director received an annual fee of $1,000 plus $750 for attendance at each meeting of the Board of Directors and $250 for each meeting of a Committee not held on the same day as a Board meeting, and the Chairman of the Board, Mr. Newman, received an annual fee of $2,500 plus $750 for attendance at Board meetings.

          STOCK OPTIONS/STOCK APPRECIATION RIGHTS

          Restrictions imposed on registered investment companies by the 1940 Act preclude the Company from offering stock options or stock appreciation rights incentive packages to its employees. The Company does not have any other forms of restricted stock or employee share benefit plans.

          SECTION SIXTEEN (A) BENEFICIAL OWNERSHIP COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulations to furnish the Company with all Section 16(a) reports they file.

          To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 1996, except that one report covering one transaction was filed late by Donald A. Ross, a Director of the Company.

          DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

          The Company has an insurance policy from American Alliance Company that indemnifies (i) the Company for any obligation incurred as a result of the Company's indemnification of its directors and officers under the provisions of the New York Business Corporation Law and the Company's Bylaws, and (ii) the Company's directors and officers as permitted under the New York Business Corporation Law and the Company's Bylaws. The policy covers all directors and officers of the Company for the 12 months ending December 1997 for a total premium of $91,386. No sums have been paid to the Company or its officers or directors under the insurance contract.

          2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 7,000,000 TO 10,000,000

          The proposed amendment to Paragraph 4 of the Company's Certificate of Incorporation (the "Certificate") would increase the number of Common Shares that the Company is authorized to issue from 7,000,000 to 10,000,000. Except for the increase in the number of shares authorized, the Company's Common Shares would not be affected in any manner by the proposed amendment. As of March 13, 1997, there were 5,708,034 Common Shares outstanding, so that only 1,291,966 shares remained authorized and available for issuance.

          The Board believes that it is desirable to have the additional authorized shares of Common Stock available for stock splits, dividends, possible future financings, acquisitions and other general corporate purposes, although the Company has no specific plans with respect to taking any such action.

          Except as indicated above, the additional shares would be issuable at the Board's discretion without the need for further shareholder action provided that any such shares are issued for consideration equal to or in excess of per share net asset value or as otherwise permitted by Section 23 of the 1940 Act.

          Although the present beneficial ownership of the company's outstanding Common Shares and the Company's status as a registered investment company would make the possibility of an attempted hostile or unfriendly takeover unlikely, and although the Board has no present intention of doing so, additional authorized and unissued Common Shares could be used in one or more transactions which could make more difficult, and therefore less likely, a takeover of the Company. Any such issuance of additional Common Shares could have the effect of diluting the stock ownership of persons seeking control of the Company. The possibility for such dilution would have a deterrent effect on persons seeking to acquire control without purchasing 100% of the outstanding shares and, therefore, would afford protection against such persons. The Board also could, although it has no present intention of doing so, authorize the issuance of Common Shares to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations would not receive the shareholder approval required under New York law. Accordingly, the power to issue additional Common Shares would enable the Board of Directors to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board of Directors.

          Pursuant to the Certificate, shareholders are not entitled to preemptive or other rights to subscribe for Common Shares that may be issued in the future.

          The proposed amendment to the Certificate would be reflected in Paragraph 4 of the Certificate, as detailed in Appendix A.
          The favorable vote of the holders of a majority of all outstanding Common Shares entitled to vote at the meeting is required for approval of the proposed amendment of the Certificate to increase the authorized number of Common Shares.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE.

          3.   RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

               The Board of Directors has selected the firm of Deloitte & Touche LLP, Buffalo, New York, as the independent auditors to examine the accounts of the Company for the 1997 fiscal year, subject to ratification by the shareholders at the annual meeting. The directors approving such selection included a majority of the Company's directors who are not "interested persons" of the Company as defined in the 1940 Act. Deloitte & Touche LLP audited the accounts of the Company for the 1996 fiscal year.

               A representative of Deloitte & Touche LLP is expected to be present at the annual meeting of shareholders and will be available to respond to appropriate questions and will be given an opportunity to make a statement if he so desires.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1997 FISCAL YEAR.

          4.   OTHER BUSINESS

               The Company does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

          SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

               Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received at the Company's offices not later than December 5, 1997, to be included in the Company's proxy statement and form of proxy for that meeting.

               By Order of the Board of Directors,
               Reginald B. Newman II
               Chairman of the Board
               March 20, 1997

          IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

          Appendix A

          CERTIFICATE OF AMENDMENT of the CERTIFICATE OF INCORPORATION

                  Under Section 805 of the Business Corporation Law

          Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, Allen F. Grum, and Robin K. Penberthy, being respectively the President and the Secretary and Treasurer of Rand Capital Corporation, do hereby certify as follows:

          1.   The name of the corporation is RAND CAPITAL CORPORATION.

          2. The Certificate of Incorporation of the corporation was filed by the Department of State of the State of New York on February 24, 1969.

          3. The Certificate of Incorporation of the corporation is hereby amended to increase the aggregate number of shares of Common Stock which the corporation shall have the authority to issue from 7,000,000, par value $.10 per share, to 10,000,000, par value $.10 per share. Except for the increase in the number of shares authorized, the corporation's common stock, par value $.10 per share, will not be affected in any manner by such amendment. The 500,000 shares of Preferred Stock, par value, $10.00 per share, that the corporation is authorized to issue (none of which have been issued), will not be affected by such amendment. To effect such amendment, Paragraph 4 (a) of the Certificate of Incorporation is hereby amended to read in its entirely as follows:

               "4(a). The aggregate number of shares which the corporation shall have the authority to issue is TEN MILLION FIVE HUNDRED THOUSAND (10,500,000) shares, of which FIVE HUNDRED THOUSAND (500,000) shall be Preferred Stock, par value $10.00 per share, and TEN MILLION (10,000,000) shall be Common Stock, par value $.10 per share."

          4. The foregoing amendment of the Certificate of Incorporation was authorized by the affirmative vote of the Board of Directors of the corporation followed by the affirmative vote of the holders of a majority of all outstanding common shares of the corporation entitled to vote thereon at a meeting of the shareholders duly called and held on the 17th day of April 1997.

               IN WITNESS THEREOF, the undersigned have signed this Certificate and affirmed the statements made herein as true under penalties of perjury this _______day of ________________, 1997.

          ___________________________   _______________________
          Allen F. Grum                 Robin K. Penberthy
          President                     Secretary and Treasurer

          Rand Capital Corporation
          2200 Rand Building
          Buffalo, New York 14203

          Tel: 716-853-0802
          Fax: 716-854-8480
          Email: pgrum@randcap.com

          How to Apply for Funds:                  Rand Capital Corporation

               To help applicants for investment funds, we are pleased to reprint in full the eight subjects we would prefer to be included in investment applications. Please send this information to us so that we may study it before arranging a personal meeting to discuss the investment:

               1. History of company, nature of business or service and main products; Standard Industrial Classification (SIC) number of the industry; number of employees.

               2. Biographical sketches of all executives, key personnel, directors and major stockholders; signed personal statement of net worth for each principal.

               3.   Personal, business and technical references.

               4. Financial statement for the past five years, preferable audited.

               5. Amount requested, and proposed use of funds; growth projections.

               6.   Names of principal suppliers and customers.

               7. Analysis of the market and industry, method of distribution, and competition.

               8. Samples of promotional or descriptive literature on products or services offered.

                              [Form of Proxy - Side One]

                               RAND CAPITAL CORPORATION
                     2200 Rand Building, Buffalo, New York 14203

                                        PROXY

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Jayne K. Rand and Allen F. Grum as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Rand Capital Corporation (the "Company") held of record by the undersigned at the annual meeting of shareholders to be held on April 17, 1997 or any adjournment thereof

          1. ELECTION OF DIRECTORS: Election of T.R. Beecher, Jr., A.F. Grum, L.F. Kahl, R.B. Kenzie, W.S. McLeese, R.B. Newman II, J.K. Rand, and F. W. Winter

          [  ]  FOR all nominees (except as marked to the contrary below)
          [  ]  WITHHOLD AUTHORITY for all nominees

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)


          2. AMENDMENT Of CERTIFICATE OF INCORPORATION to increase the authorized common shares from 7,000,000 to 10,000,000.

                    [  ] FOR  [  ] AGAINST   [  ] ABSTAIN

          3. APPOINTMENT OF DELOITTE & TOUCHE, LLP as the independent public accountants for the Company for 1997

                    [  ] FOR  [  ] AGAINST   [  ] ABSTAIN


                      (Please date and sign on the reverse side)

                              [Form of Proxy - side Two]



          4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.



                                        DATE: _____________________________

                                               ____________________________
                                                       Signature

                                               ____________________________
                                                 Signature if held jointly

                                                  Please sign exactly as
                                                  names appear to the left.
                                                  When signing as a
                                                  Trustee, Executor or
                                                  Administrator, or
                                                  Guardian, give title as
                                                  such.  All joint owners
                                                  should sign.  If a
                                                  corporation, please sign
                                                  in full corporate name by
                                                  authorized officer,
                                                  giving title.  If a
                                                  partnership, please sign
                                                  in partnership name by
                                                  authorized persons.

          PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE